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                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

                                GIVE THE                                                GIVE THE
FOR THIS TYPE                   SOCIAL SECURITY         FOR THIS TYPE                   SOCIAL SECURITY
OF ACCOUNT:                     NUMBER OF --            OF ACCOUNT:                     NUMBER OF --

1.      An individual's         The individual          9.      A valid trust, estate,  The legal entity (do
        account                                                 or pension trust        not furnish the
                                                                                        identifying number of
                                                                                        the personal
                                                                                        representative or
                                                                                        trustee unless the
                                                                                        legal entity itself is
                                                                                        not designated in the
                                                                                        account title) (5)

2.      Two or more             The actual owner of     10.     Corporate account       The corporation
        individuals (joint      the account or, if
        account)                combined funds, the
                                first individual on
                                the account (1)

3.      Husband and wife        The actual owner of     11.     Religious, charitable,  The organization
        (joint account)         the account or, if              or educational
                                joint funds, either             organization
                                person (1)

4.      Custodian account of a  The minor (2)           12.     Partnership account     The partnership
        minor (Uniform Gift to                                  held in the name of
        Minors Act)                                             the business

5.      Adult and minor (joint  The adult or, if the    13.     Association, club, or   The organization
        account)                minor is the only               other tax-exempt
                                contributor, the minor          organization
                                (1)

6.      Account in the name of  The ward, minor, or     14.     A broker or registered  The broker or nominee
        guardian or committee   incompetent person (3)          nominee
        for a designated ward,
        minor, or incompetent
        person

7.      a. A revocable savings  The grantor-trustee     15.     Account with the        The public entity
           trust account (in    (1)                             Department of
           which grantor is                                     Agriculture in the
           also trustee)                                        name of a public
        b. Any "trust" account  The actual owner (1)            entity (such as a
           that is not a legal                                  State or local
           or valid trust                                       government, school
           under State law                                      district, or prison)
                                                                that receives
                                                                agricultural program
                                                                payments

8.      Sole proprietorship     The owner (4)
        account

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

    To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

    Payees specifically exempted from backup withholding on ALL payments include the following:*

    - A corporation.
    - A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
    - The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
    - A foreign government or a political subdivision, agency or instrumentality thereof.
    - An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.
    - A real estate investment trust.
    - A common trust fund operated by a bank under section 584(a).
    - An entity registered at all times during the tax year under the Investment Company Act of 1940.
    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.
    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more,
      (ii) the interest is paid in the course of the payor's trade or business and (iii) you have not provided your correct taxpayer identification number to the payor.
    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    - Payments described in section 6049(b)(5) to non-resident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.

    EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

    Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold the applicable rate from taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder

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